UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):   January 28, 2015

GLOBAL HEALTHCARE REIT, INC.

 (Exact Name of Registrant as Specified in its Charter)

Utah	0-15415	87-0340206
(State or other jurisdiction of incorporation)	Commission File Number	(I.R.S. Employer Identification number)

       3050 Peachtree Road NW, Suite 355, Atlanta GA  30305

(Address of principal executive offices)                    (Zip Code)

Registrant's telephone number, including area code:   (404) 549-4293

______________________________________________________

(Former name or former address, if changed since last report)

___	Written communications pursuant to Rule 425 under the Securities Act
___	Soliciting material pursuant to Rule 14a-12 under the Exchange Act
___	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act
___	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

ITEM 1.02	TERMINATION OF A MATERIAL DEFINITIVE AGREEMENTS

Global Healthcare REIT, Inc. (the “Company”) previously announced that it had entered into four (4) Purchase and Sale Agreements (each a “PSA”) pursuant to which it had the right to acquire, through wholly-owned subsidiaries formed for that purpose, four additional skilled nursing facilities, all located in the State of Texas.  The consummation of each PSA was subject to numerous conditions customary to transactions of this nature, including the completion of satisfactory due diligence by the Company during a due diligence period which expired 45 days following the execution of each PSA.

Effective January 28, 2015, the Company exercised its right under each of the PSA’s and delivered its Notice of Termination for each of the four Texas facilities.

The Company is in continuing discussions with the Seller of the four facilities in an effort to revive the agreements; however, there can be no assurance that those efforts will be successful.

ITEM 9.01

FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.

(a)

Exhibits

10.1 10.2 10.3 10.4

Notice of Termination of Purchase and Sale Agreement dated December 16, 2014 between Global Healthcare REIT, Inc. and 112 Ruthlynn Drive, LLC.

Notice of Termination of Purchase and Sale Agreement dated December 16, 2014 between Global Healthcare REIT, Inc. and 1600 Murchison, LLC.

Notice of Termination of Purchase and Sale Agreement dated December 16, 2014 between Global Healthcare REIT, Inc. and 1310 Third Street, LLC.

Notice of Termination of Purchase and Sale Agreement dated December 16, 2014 between Global Healthcare REIT, Inc. and 820 Small Street, LLC.

SIGNATURES

       Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Global Healthcare REIT, Inc. (Registrant)

Dated: February 4, 2015	__/s/ Christopher Brogdon Christopher Brogdon, President